UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Amended Report (earliest event reported): May 7, 2007 (April 30, 2007)
Date of Initial Report (earliest event reported): May 4, 2007 (April 30, 2007)

U.S. ENERGY CORP.
(Exact Name of Company as Specified in its Charter)

Wyoming	0-6814	83-0205516
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

Glen L. Larsen Building
877 North 8th West Riverton, WY		82501
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (307) 856-9271

Not Applicable
Former Name, Former Address or Former Fiscal Year, If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

 ☐ Written communications pursuant to Rule 425 under the Securities Act
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 2: Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On April 30, 2007, U.S. Energy Corp. (“USE”) and its majority-owned subsidiary Crested Corp. (“Crested), and certain of their private subsidiary companies, completed the sale of uranium assets by closing the February 22, 2007 Asset Purchase Agreement (the “APA”) with sxr Uranium One Inc. (“Uranium One,” headquartered in Toronto, Canada with offices in South Africa and Australia (Toronto Stock Exchange and Johannesburg Stock Exchange, “SXR”)), and certain of its private subsidiary companies. As used in this report, Uranium One refers to that entity as well as its subsidiaries that are parties to the APA, and USE and Crested refer to those entities, as well as their subsidiaries that are parties to the APA. The APA is an exhibit to the Form 8-K filed on February 23, 2007.

At closing, USE and Crested sold their uranium assets (the Shootaring Canyon uranium mill in Utah, unpatented uranium claims in Wyoming, Colorado, Arizona and Utah (and geological data information related to the sold claims), and USE’s and Crested’s contractual rights with Uranium Power Corp. (“UPC”), to subsidiaries of Uranium One, for consideration (purchase price) comprised of:

Consideration received at closing:

Cash and Uranium One stock:

•	$750,000 cash (paid in advance on July 13, 2006).

•	6,607,605 Uranium One common shares. On the April 30, 2007, the Uranium One common shares closed at CAD$16.65 per share on the TSX (approximately USD$15.04).

•
$6,606,000, comprised of (i) $5,020,900 as a “UPC-Related Payment” to pay USE and Crested for transferring to Uranium One their contractual rights with UPC; and (ii) $1,585,100 in reimbursements for USE’s and Crested’s property expenditures from July 10, 2006.

(i) UPC-Related Payment:
•  $3,013,600 as the net present value of $3,100,000 in future cash payments owed by UPC to USE and Crested under the purchase and sale agreement for UPC to buy a 50% interest in certain of USE and Crested’s mining properties (as well as the mining venture agreement between USE and Crested, and UPC, to acquire and develop additional properties, and other agreements). At February 22, 2007, the future payments amount was $4,100,000, however, prior to the date of this report, UPC paid USE and Crested $1,000,000 of that amount.

and

•  $2,007,300 as the net present value of the 1,500,000 shares of UPC stock to have been issued in the future by UPC to USE and Crested under the purchase and sale agreement. The UPC stock was priced at a 5.25% annual discount rate applied to the volume weighted average closing price of UPC stock for the ten trading days ended April 25, 2007.

(ii)	Reimbursements:

•	$1,585,100 for property acquisition and exploration costs, and Shootaring Mill holding expenses.

Net cash paid to USE and Crested was $6,602,700 after deduction of $3,300 for pro rated property taxes paid by USE and Crested. Of the cash paid as reimbursable costs, $88,000 was escrowed for resolution of work related to some of the mining claims.

Assumption of assumed liabilities:

•
Uranium One has assumed certain specific liabilities associated with the sold assets, including (but not limited to) those future reclamation liabilities associated with the Shootaring Canyon Mill in Utah, and the Sheep Mountain properties. USE and Crested’s cash bonds in the approximate amount of $6,883,300 will be released and the cash will be returned by the regulatory authorities. Receipt of these amounts is expected in the near future.

Payments which may be received in the future:

•
$20,000,000 cash when commercial production occurs at the Shootaring Canyon Mill (when the Shootaring Canyon Mill has been operating at 60% or more of its design capacity of 750 short tons per day for 60 consecutive days).

•
$7,500,000 cash on the first delivery (after commercial production has occurred) of mineralized material from any of the claims sold to Uranium One on April 30, 2007 (excluding existing ore stockpiles on the properties).

•
From and after commercial production occurs at the Shootaring Canyon Mill, a production payment royalty (up to but not more than $12,500,000) equal to five percent of (i) the gross value of uranium and vanadium products produced at and sold from the mill; or (ii) mill fees received by Uranium One from third parties for custom milling or tolling arrangements, as applicable. If production is sold to a Uranium One affiliate, partner, or joint venturer, gross value shall be determined by reference to mining industry publications or data.

All consideration paid and to be paid, will be primarily paid to USE, for itself and as agent for Crested and the several private subsidiaries of USE and Crested that were parties to the APA. Pursuant to a cash flow sharing arrangement on certain of the properties and joint ownership on others the cash proceeds will in principal be divided equally between USE and Crested.

USE’s and Crested’s joint venture holds a 4% net profits interest on Rio Tinto’s Jackpot uranium property located on Green Mountain in Wyoming. This interest is not included in the APA.

USE and Crested, and Uranium One, have entered into an agreement by which, for two years, Uranium One has the first opportunity to earn into or fund uranium property interests which may in the future be owned or acquired by U.S. Energy Corp. and Crested Corp. outside the five mile area surrounding each of the properties sold to Uranium One on April 30, 2007.

Section 9. Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(b) Pro Forma Financial Information

Basis of Presentation  The pro forma financial statements filed with this report reflect what the Company’s financial position would have been had the transaction with sxr Uranium One closed on January 1, 2006. The audited balance sheet, and statement of operations, at December 31, 2006, and for the year then ended, have been condensed. The accompanying pro forma combined condensed consolidated balance sheet and statement of operations have been presented as if the disposal had occurred on January 1, 2006.

Basic earnings per share are based upon the weighted average number of common shares outstanding. Diluted earnings per common share are based on the assumption that all of the common stock options and purchase warrants were converted into common shares using the treasury stock method. There are no differences in net earnings for purposes of computing basis and diluted earnings per share as conversion of the common stock options and purchase warrants would have no effect on net earnings.

U.S. ENERGY CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED PRO-FORMA BALANCE SHEET
(Unaudited)
				Pro Forma
	December 31,	Uranium One		January 1,
	2006	Closing		2007

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$16,973,500	$14,028,600	(2)(4)	$31,002,100
Marketable securities
Trading securities	123,400			123,400
Available for sale securities	1,148,500	99,400,600	(5)	100,549,100
Accounts and notes receivable	905,400			905,400
Assets held for sale	9,686,300	(9,686,300)	(2)	--
Deferred tax assets	14,321,600	(14,321,600)	(8)	--
Other current assets	166,500			166,500
Total current assets	43,325,200	89,421,300		132,746,500

INVESTMENTS:	27,000			27,000

PROPERTIES AND EQUIPMENT - NET:	6,109,300			6,109,300

OTHER ASSETS:
Real estate held for resale and other	1,829,700			1,829,700
Deferred tax asset	610,200	(156,900)	(8)	453,300
Deposits and other	--	88,000	(4)	88,000
Total other assets	2,439,900	(68,900)		2,371,000
Total assets	$51,901,400	$89,352,400		$141,253,800

LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,115,000			$1,115,000
Income Taxes Payable		27,293,200	(8)	27,293,200
Refundable deposits	800,000	(750,000)	(3)	50,000
Liabilities held for sale	7,375,800	(7,375,800)	(2)	--
Other current liabilities	2,304,400	228,500	(6)	2,532,900
Total current liabilities	11,595,200	19,395,900		30,991,100

LONG-TERM DEBT, net of current portion	294,900			294,900

ASSET RETIREMENT OBLIGATIONS,
net of current portion	124,400			124,400

OTHER ACCRUED LIABILITIES	462,700			462,700

MINORITY INTERESTS	4,700,200			4,700,200

COMMITMENTS AND CONTINGENCIES

FORFEITABLE COMMON STOCK, $.01 par value	1,746,600			1,746,600

SHAREHOLDERS' EQUITY:
Common stock, $.01 par value;	196,600			196,600
Additional paid-in capital	72,990,700			72,990,700
Accumulated deficit	(39,101,900)	69,956,500		30,854,600
Treasury stock at cost,	(923,500)			(923,500)
Unrealized gain (loss) on marketable securities	306,000			306,000
Unallocated ESOP contribution	(490,500)			(490,500)
Total shareholders' equity	32,977,400	69,956,500		102,933,900
Total liabilities and shareholders' equity	$51,901,400	$89,352,400		$141,253,800

U.S. ENERGY CORP. AND SUBSIDIARIES
CONDENSES CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS
(Unaudited)

	December 31,	sxr Uranium One		Adjusted
	2006	Closing		Proforma
OPERATING REVENUES:
Real estate operations	$217,700	$-		$217,700
Management fees and other	595,700			595,700
	813,400	--		813,400

OPERATING COSTS AND EXPENSES:
Real estate operations	309,700			309,700
Mineral holding costs	2,312,800			2,312,800
Asset retirement obligations	854,600			854,600
General and administrative	14,007,000			14,007,000
Provision for doubtful accounts	--			-
	17,484,100	--		17,484,100

LOSS BEFORE INVESTMENT AND
PROPERTY TRANSACTIONS:	(16,670,700)			(16,670,700)

OTHER INCOME & (EXPENSES):
Gain on sales of assets	3,063,600	114,132,400	(2)(3)(4)(5)	117,196,000
Cost of sale of assets	(867,300)	(2,404,200)	(2)(3)(4)(5)	(3,271,500)
(Loss) gain on sale of marketable securities				-
Gain on sale of investments	10,815,600			10,815,600
(Loss) gain from valuation of derivatives	(630,900)			(630,900)
Loss from Enterra share exchange	(3,845,800)			(3,845,800)
Settlement of litigation	(7,000,000)			(7,000,000)
Dividends	147,800			147,800
Interest income	732,300			732,300
Interest expense	(112,600)			(112,600)
	2,302,700	111,728,200		114,030,900

(LOSS) GAIN BEFORE MINORITY INTEREST,
DISCONTINUED OPERATIONS
AND INCOME TAXES	(14,368,000)	111,728,200		97,360,200

MINORITY INTEREST IN LOSS OF
CONSOLIDATED SUBSIDIARIES	88,600			88,600

LOSS GAIN BEFORE
INCOME TAXES	(14,279,400)	111,728,200		97,448,800

INCOME TAXES:
Current Benefit (Provision for)	235,000	(27,293,200)	(8)	(27,058,200)
Deferred Benefit (Provision for)	15,096,600	(14,478,500)	(8)	618,100
	15,331,600	(41,771,700)		(26,440,100)

NET INCOME	$1,052,200	$69,956,500		$71,008,700

PER SHARE DATA
Basic earnings per share
Basic earnings per share	$0.06	$3.79		$3.85

Diluted earnings per share
Diluted earnings per share	$0.05	$3.31		$3.36

BASIC WEIGHTED AVERAGE
SHARES OUTSTANDING	18,461,885	18,461,885		18,461,885

DILUTED WEIGHTED AVERAGE	21,131,786	21,131,786		21,131,786
SHARES OUTSTANDING

Notes to Pro forma financial statements:

Pro forma adjustments are necessary to reflect the assumed effect of the disposition on the balance sheet as of December 31, 2006 and the statement of operations as of December 31, 2006 assuming the disposition was consummated on January 1, 2006. The accompanying pro forma balance sheet and statements of operations reflect the following adjustments:

1.
The Condensed Consolidated Pro Forma Balance Sheet at December 31, 2006 has been taken from the audited financial statements included in the Company's Annual Report on Form 10-K for the period then ended. In the opinion of the Company, the accompanying financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position of the Company had the closing of the sxr Uranium One transaction closed on January 1, 2006.

2.
As of December 31, 2006 certain assets and liabilities were classified as “held for sale” as a result of management’s belief that the transaction with sxr Uranium One was more likely than not to close during the subsequent twelve months. Assets classified as current Assets held for sale as of December 31, 2006 were:

Marketable securities, held to maturity	$6,883,300
Mining claims	$1,535,500
Property Plant and Equipment	$918,200
Less Accumulated Depreciation	$(225,700)
Other Assets	$575,000
$9,686,300

The marketable securities held to maturity are cash deposits with a third party trustee and are held as collateral for the asset retirement obligation on the Shootaring Canyon uranium mill in southern Utah. The Other Assets of $575,000 are additional cash bonds held as collateral for various asset retirement obligations relating to the mineral properties which were sold to sxr Uranium One. Upon closing of the transaction with sxr Uranium One on April 30, 2007, these cash deposits were released and classified as cash on the balance sheet of the Company.

The cost of mining claims and the net value of equipment sold to sxr Uranium One are recorded as cost of the sale at closing.

Liabilities classified as current liabilities held for sale as of December 31, 2006 were:

Asset Retirement Obligation - Current	$178,400
Asset Retirement Obligatoin - Long Term	$6,348,800
Other Accrued Liabilities	$848,600
$7,375,800

Upon closing of the sxr Uranium One transaction on April 30, 2007, the Company was relieved of the asset retirement obligations which were transferred with the sold assets. The Company therefore recognized revenues from the transfer of these obligations in the amount of $6,527,200. Additionally the Company recognized revenues of $848,600 from the relief of certain historical accrued holding costs associated with the Shootaring uranium mill.

3.
On July 13, 2006 sxr Uranium One, pursuant to the terms of the agreement, gave the Company a $750,000 refundable deposit. As of December 31, 2006 this deposit was carried as a current liability. Upon closing this amount is re-classified to the gain on the sale of the assets to sxr Uranium One.

4.	sxr Uranium One bought out the remaining cash and stock payment commitments from UPC which were outstanding on the sold assets. The detail for the buy out of the UPC position is as follows:

•
$3,013,600 as the net present value of $3,100,000 in future cash payments owed by UPC to USE and Crested under the purchase and sale agreement for UPC to buy a 50% interest in certain of USE and Crested’s mining properties (as well as the mining venture agreement between USE and Crested, and UPC, to acquire and develop additional properties, and other agreements). At February 22, 2007, the future payments amount was $4,100,000, however, prior to the date of this report, UPC paid USE and Crested $1,000,000 of that amount.

and

•
$2,007,300 as the net present value of the 1,500,000 shares of UPC stock to have been issued in the future by UPC to USE and Crested under the purchase and sale agreement. The UPC stock was priced at a 5.25% annual discount rate applied to the volume weighted average closing price of UPC stock for the ten trading days ended April 25, 2007.

As a result of the UPC buy out by sxr Uranium One, the company recognizes $5,020,900 in gain from the sale of assets. [$3,013,600 + $2,007,300 = $5,020,900]

On closing sxr Uranium One reimbursed the Company for costs and expenses from July 10, 2006 through April 30, 2007 on the sold assets. These costs and expenses related to exploration and maintenance work performed on the mineral properties for the reimbursable period. The total amount of reimbursement paid by sxr Uranium One at closing was $1,585,100 which was recorded as a gain on the sale of the assets. Net cash paid to USE and Crested was $6,602,700 after deduction of $3,300 for pro rated property taxes paid by USE and Crested. Of the cash paid as reimbursable costs, $88,000 was escrowed for resolution of work related to some of the mining claims.

5.
On April 30, 2007 sxr Uranium One delivered 6,607,605 shares of its common stock to the Company. These shares were valued at the closing price on Aril 30, 2006 of $16.65 per share with a currency conversion factor of 1.1068 to 1.0 for Canadian to U.S. dollars. The total value of the common stock delivered was therefore $99,400,600.

6.
Additional costs associated with the sale of the assets to sxr Uranium One are additional accrued exploration and maintenance costs through April 30, 2007 of $172,900 and pro-rated property taxes of $3,300.

7.	The reconciliation of the net gain on the sale of assets is as follows:

Revenues from sale of assets to sxr Uranium One
Release of refundable deposit	$750,000
Relief from Asset Retirement Obligations	6,527,200
Relief from accrued holding costs on uranium mill	848,600
sxr Uranium One purchase of UPC position	5,020,900
Reimbursable Costs	1,585,100
Receipt of sxr Uranium One common stock	99,400,600
114,132,400

Cost of sale of assets to sxr Uranium One
Mining Claims	1,535,500
Property Plant and Equipment - net	692,500
Pro-ration of property taxes	3,300
Accrued costs from January 1, 2007 to April 30, 2007	172,900
2,404,200

Net gain before income taxes	111,728,200

Provision for income taxes	41,771,700

Net gain on sale of assets to sxr Uranium One	$69,956,500

8.
Federal and State taxes are computed at statutory rates. The closing of the sxr Uranium One transaction utilized all the Company’s current deferred tax assets of $14,321,600 and $156,900 of the long term deferred tax assets. The provision for taxes as a result of the close of the sxr Uranium One transaction is therefore $41,771,700. The actual taxes due and payable, after the utilization of all the Company’s NOL’s is $27,293,200.

(d)  Exhibits.    None

Section 5: Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
On May 2, 2007, U.S. Energy Corp., with the approval of its board of directors of the recommendation of the compensation committee (independent directors), paid a $4,887,000 gross cash bonus to all employees for extraordinary service related to the April 30, 2007 sale of the uranium assets to sxr Uranium One. Included in the cash bonus were executive officers (amounts shown are gross payments): Keith G. Larsen ($709,000); Mark J. Larsen ($709,800); Harold F. Herron ($709,800); Robert Scott Lorimer ($709,500); and general counsel Steven R. Youngbauer ($403,300). Additionally the four outside directors each received a $40,000 bonus: H. Russell Fraser, Michael Feinstein, Michael C. Anderson; and Allen S. Winters. The outside directors’ bonus was approved by the non-independent directors; the compensation committee did not make a recommendation on bonuses paid to its members. The balance of the cash bonus, paid to employees, was generally equivalent to one year’s gross salary for 2006.

Also on May 2, 2007, U.S. Energy Corp., with the approval of its board of directors upon the recommendation of the compensation committee, paid a total of $649,500 in taxes owed by officers and employees, upon the release to them on May 2, 2007 by U.S. Energy Corp., of a total of 177,600 forfeitable shares of common stock of U.S. Energy Corp., and 2,460 dividend shares, for a total release of 180,060 shares.   These shares had been issued to individuals in the early 1990s, and have been recorded at issue dates on the books as compensation expense, but the stock was held by the company; recognition of income by the recipients was deferred pending vesting upon retirement total disability or death. The board of directors has amended the plan to allow release of the shares (fully vested) as of May 2, 2007. U.S. Energy Corp. had agreed in the 1990s to pay taxes, when commercially feasible, on the shares when released to the individuals. The taxes paid for the individuals were $29,700 (Keith G. Larsen); $276,300 (Harold F. Herron); and $261,900 (Robert Scott Lorimer). Also in connection with the payment of such taxes for the individuals, U.S. Energy Corp. reimbursed the estate of John L Larsen for $213,800 of taxes recently paid by the estate upon release of forfeitable shares to the estate following Mr. Larsen’s passing in September 2006; and reimbursed Daniel P. Svilar $162,300 for taxes he paid following release of forfeitable shares to him upon his retirement in January 2007. Payment by U.S. Energy Corp. of all such taxes, at such time as the forfeitable shares were released to the recipients, was approved by the board of directors in the early 1990s at such time as the payment of the taxes was commercially feasible.

U.S. Energy Corp. will file, in the immediate future, an amended proxy statement for the 2007 Annual Meeting, to seek ratification by the shareholders of (i) the board of directors’ amendment of the plan to permit the release of the forfeitable shares to the officers and other employees, prior to their retirement or other termination of service; (ii) the payment to the IRS by the company, on behalf of the individuals, of the taxes owed by the individuals as a result of the release of the shares; and (iii) the reimbursement of the amounts paid to the estate of John L. Larsen and Daniel P. Svilar, as well as the reimbursement of approximately $23,000 paid to former director Don C. Anderson upon his retirement in January 2007 (to pay the taxes he owed as result of the delivery of his forfeitable shares to him).

Certificates for the shares (which have been held by the company for many years) have not been delivered to the individuals now in service. If the shareholders give the ratification disclosed in general terms in the preceding paragraph, the certificates will be delivered to the individuals who are now in service. If the shareholders do not give their ratification, then the certificates in those individuals’ names will be retained by the company, and the company will seek either a refund from the IRS or pursue a credit from the IRS for future taxes the company will owe.

If ratification is not obtained from the shareholders, the prior delivery of the certificates for the shares issued to the estate of John L. Larsen, Daniel P. Svilar, and Don C. Anderson will not be affected, but those individuals will be asked to refund, to the company, the tax reimbursements they have already received.

Item 8. 01 Other Events.

As disclosed above, the closing of the transaction with Uranium One resulted in taxes due and payable by U.S. Energy Corp. of $27,293,200, after the utilization of all the Company’s NOL’s. In order to satisfy this tax obligation, and to prevent the Company from being deemed an “investment company” for purposes of the Investment Company Act of 1940, as amended, U.S. Energy Corp. signed on May 4, 2007 a contract to sell (to two Canadian financial institutions) 4,400,000 of the Uranium One shares for net proceeds (after commission and bulk sale discount) of $Cdn 67,320,000. Closing is expected on or before May 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

Dated: May 7, 2007	By:	/s/ Keith G. Larsen
Chief Executive Officer